UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2004

iPass Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50327 (Commission File Number)	93-1214598 (IRS Employer Identification No.)

3800 Bridge Parkway, Redwood Shores, California (Address of principal executive offices)	94065 (Zip Code)

(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On October 29, 2004, iPass completed its previously announced acquisition of Mobile Automation (the “Merger”). As a result of the Merger, Mobile Automation became a wholly-owned subsidiary of iPass. Pursuant to the terms of the Agreement and Plan of Merger, dated October 26, 2004, by and among iPass, Montage Acquisition Corp., Mobile Automation and David Strohm, as Stockholders’ Agent, iPass paid approximately $20 million to the current stockholders, optionholders and warrantholders of Mobile Automation, of which $4 million was deposited in escrow for a period of up to 18 months as security against breaches of representations, warranties and covenants and other indemnification obligations by Mobile Automation pursuant to the agreement (the “Merger Consideration”). In addition, the vesting of all outstanding options of Mobile Automation was accelerated, and each optionholder cancelled his or her option in exchange for a specified portion of the Merger Consideration. A copy of the agreement is filed herewith as Exhibit 2.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits.

Exhibit
No.	Description
2.1*	Agreement and Plan of Merger dated October 26, 2004 by and among iPass Inc., Montage Acquisition Corp., Mobile Automation, Inc. and David Strohm, as Stockholders’ Agent.

*	Filed, rather than furnished, pursuant to General Instruction B.2. of Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Donald C. McCauley
	Name:	Donald C. McCauley
	Title:	Vice President, Finance, and Chief Financial Officer

Dated: November 3, 2004

EXHIBIT INDEX

Exhibit
No.	Description
2.1*	Agreement and Plan of Merger dated October 26, 2004 by and among iPass Inc., Montage Acquisition Corp., Mobile Automation, Inc. and David Strohm, as Stockholders’ Agent.

*	Filed, rather than furnished, pursuant to General Instruction B.2. of Form 8-K.